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                                                                   EXHIBIT 10.46

                             REIMBURSEMENT AGREEMENT
                                       FOR
                               LETTER OF GUARANTEE

                                                          Date: February 5, 2003

TO:          Scotiabank (Cayman Islands) Ltd.(Hereinafter called The "Bank")
(address):   P.O. Box 689GT, Grand Cayman, Cayman Islands

FROM:        Consolidated Water Co. Ltd                      (the "Applicant")
(address)    P.O. Box 1114GT, Grand Cayman, Cayman Islands

SUBJECT: Letter of Guarantee in the amount of One Million United States Dollars (US$1,000,000)

             Expiring August 4,2003 (the "Guarantee") issued to The Cayman Islands Government (the "Beneficiary").

         IN CONSIDERATION OF the issue by the Bank of the Guarantee in the form of substantially in the form of the Letter of Guarantee attached hereto in favour of the Beneficiary, the Applicant agrees as follows:

1. The Applicant will pay to the Bank on demand at its above address for value on the date of such demand the amount of each demand or other request for payment (each, a "Demand") made by the Beneficiary or its successors or assigns under the Guarantee (whether made before, on, or if in accordance with the law applicable to the Guarantee, after the expiry date stated in the Guarantee), except that:

         (a) if such Demand is made under the Guarantee and payment by the Bank is made in a currency other than United States dollars the Applicant will pay the equivalent in United States dollars, at the Bank's then selling rate of exchange for such currency in the place in which such Demand is payable or, at the option of the Bank, will pay to the Bank in such other currency in a place, form and manner acceptable to the Bank; and

         (b) if a time Demand is made under the Guarantee, the Bank may notify the Applicant of the amount and maturity date of such Demand and the Applicant will make such payment without demand sufficiently in advance of its maturity to enable the Bank to arrange for cover in same day funds to reach the place where such Demand is payable no later than the date of the maturity of such Demand.

2.       The Applicant will pay to the Bank on demand:

         (a) in respect of Demands paid by the Bank or any correspondent of the Bank and not reimbursed to the Bank under Section I hereof, interest on all amounts remaining unpaid under Section I hereof from time to time at a fluctuating rate of interest per annum equal to * 1.0% per annum above the rate of interest determined and adjusted by the Bank from time to time as the Bank's U.S. Dollar Base Rate for such amount applicable on the day of demand and, thereafter, on the first day of each month);

         (b) commissions in respect of the Guarantee (so long as the Bank shall be contingently obligated under the Guarantee) and fees and charges for issuing guarantees all computed and payable at such times and at such rates as and in accordance with the Bank's prevailing practice at the time of determination; and

         (c) all expenses which the Bank may pay or incur in connection with the Guarantee.

         [ILLEGIBLE]

3. The obligation of the Applicant to reimburse the Bank in accordance with Section I shall be absolute, unconditional and irrevocable and shall not be reduced by any Demand paid or acted upon being invalid, insufficient, fraudulent or forged or be subject to any defense or be affected by any right of set off, counter-claim or recoupment which the Applicant may now of hereafter have against a Beneficiary, the Bank or any other person for any reason whatsoever including the fact that the Bank or its correspondents paid a Demand or Demands (if applicable) aggregating up to the amount of the Guarantee notwithstanding:

         (a)      any contrary instructions from the Applicant;

         (b) the occurrence of any event including, without limitation, the commencement of legal proceedings to prohibit payment of such Demand; or

         (c) the issuance of any order of any government, agency, governing body or court whether or not having jurisdiction in the premises.

         Any action, inaction or omission taken or suffered by the Bank or by any of the Bank's correspondents under or in connection with the Guarantee or any Demand made thereunder, if in good faith and in conformity with foreign or Cayman Islands laws, regulations or customs applicable thereto shall be binding upon the Applicant and shall not place the Bank or any of its correspondents under any resulting liability to the Applicant. Without limiting the generality of the foregoing, the Bank and its correspondents may receive, accept or pay as complying with the terms of the Guarantee, any Demand thereunder, otherwise in order which may be signed by, or issued to, the administrator or any executor of, or the trustee and bankruptcy of, or the receiver for any property of or other person or entity acting as the representative or in the place of, the Beneficiary or its successors or assigns. The Applicant covenants that it will not take any steps, issue any instructions to the Bank or any of its correspondents or institute any proceedings intended to derogate from the right or ability of the Bank or its correspondents to honour and pay any Demand.

4. All payments by the Applicant shall be made free and clear of and without deduction for any and all present and future taxes, levies and withholdings including stamp and documentary taxes, other than taxes imposed on the net income of the Bank, (collectively "Taxes"). If the Applicant is required by law to deduct any Taxes from or in respect of any amount paid or payable hereunder, such amount shall be increased as necessary so that the Bank receives an amount equal to the sum it would have received had no such deductions been made and the Applicant shall pay same to the relevant taxing authority and give to the Bank acceptable evidence of such payment. The Applicant will indemnify the Bank for any Taxes paid by the Bank in respect of any amount paid or payable by the Applicant hereunder. The provisions of this Section shall survive payment in full hereunder.

5. Upon the happening and continuation of any one or more of the following events (an "Event of Default");

         (a) the non-payment of any of the obligations of the Applicant under this Agreement or otherwise when due;

         (b) the failure of the Applicant to perform or observe any term or covenant hereof;

         (c) the failure of the Applicant to pay its debts as they become due or the admission in writing by the Applicant of its inability to pay its debts generally, the institution by or against the Applicant of proceedings respecting bankruptcy, insolvency, liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, composition of it or its debts under any laws relating to bankruptcy, insolvency or reorganization or relief of debtor or the seeking of entry of an order for relief or the appointment of a receiver, trustee or other similar official for the Applicant or for any substantial part of its property or the taking of any corporate action by the Applicant to authorize any of such actions;

         (d) the occurrence of any of the events with respect to any person or entity which has guaranteed any obligations of the Applicant to the Bank;

         then the amount of the Bank's contingent liability (as determined by the Bank) under the Guarantee, as well as any and all other obligations of the Applicant under this Agreement shall, at the option of the Bank, become due and payable immediately upon demand to the Applicant.

6. All security now or hereafter held by the Bank for the payment or discharge of any and all present or future indebtedness and liability of the Applicant to the Bank and all property of the Applicant now or hereafter in the possession or control of the Bank for any purpose including monies on deposit and property held for safekeeping, shall be held by the Bank as security for the payment of all amounts which may become payable by the Applicant to the Bank under or in connection with this Agreement. If at any time the Bank requires collateral (or additional collateral), the Applicant will, on demand, assign and deliver to the Bank as security for any and all obligations of the Applicant now or hereafter existing under this Agreement collateral of a type and value satisfactory to the Bank or make such cash payment as the Bank may require.

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7.       Upon default by the Applicant in payment of any amount due and payable hereunder the Bank may, without advertisement and without notice to the Applicant, sell public or private sale or realize in such other manner as the Bank thinks fit all or any security held by the Bank upon such terms and conditions as the Bank thinks fit; and any moneys received by the Bank as proceeds of any such sale or realization, after deduction of all costs and expenses incurred by the Bank in connection therewith, shall be applied against any amount payable by the Applicant to the Bank under this Agreement and on any other indebtedness or liability of the Applicant to the Bank.

8.       The Applicant will indemnify the Bank from and against:

         (a) all loss or damage to the Bank arising out of its issuance of, or any other action taken by the Bank in connection with, the Guarantee other than loss or damage resulting from its gross negligence or willful misconduct; and

         (b) all costs and expenses (including attorneys' fees and expenses) of all claims or legal proceedings arising out of the Bank's issuance of the Guarantee or incident to the collection of amounts owed by the Applicant hereunder or the enforcement of the Bank's rights hereunder, including, without limitation, legal proceedings related to any court order, injunction, or other process or decree restraining or seeking to restrain the Bank from paying any amount under a Demand.

9. Upon payment by the Bank of any Demand or the occurrence and during the continuance of any Event of Default, the Bank is hereby authorized to set-off and apply any and all deposits (at any time held) and other indebtedness at any time owing by the Bank to or for the credit of the account of the Applicant against any and all obligations of the Applicant now or hereafter existing under this Agreement irrespective of whether or not the Bank shall have made demand under this Agreement and despite such deposit, indebtedness or obligation being unmatured or contingent. The rights of the Bank under this Section 9 are in addition to other rights and remedies which the Bank may have.

10. If for the purpose of obtaining judgement in a court or tribunal in any jurisdiction it is necessary to convert an amount due hereunder in any currency (the "Obligation Currency") to an equivalent amount of another currency (the "Judgement Currency") such conversion shall be made at the Rate of Exchange quoted by the The Bank of Nova Scotia in New York, United States of America at 10:00 a.m. on the business day immediately prior to the date of judgement (the "Pre-Judgement Date"). As a separate obligation which shall not be affected by judgement being obtained for other sums due hereunder, if the Rate of Exchange used to determine such equivalent amount is different from the Rate of Exchange prevailing on the date of actual payment of the amount so due, then the Applicant will pay such additional amounts (if any, but in any event not a lesser amount) as may be necessary to ensure that the amount of the Judgement Currency received by the Bank will be sufficient to permit the Bank to convert such amount of the Judgement Currency to an amount in the Obligation Currency equal to the amount of the Obligation Currency owed hereunder on the Pre-Judgement Date.

         [ILLEGIBLE]

11. This Agreement shall be binding upon the Applicant, its successors and assigns and shall ensure to the benefit of the Bank, its successors, transferees and assigns. Any provision of this Agreement which is void or unenforceable shall be ineffective in the extent void or unenforceable and shall be severable from the other provisions hereof and this Agreement shall be interpreted as if such provision were not included herein. This Agreement shall be governed by and construed in accordance with the laws of The Cayman Islands except to the extent that such laws are inconsistent with the laws under which a Demand maybe made under the Guarantee.

         [ILLEGIBLE]

12. If, with respect to the Guarantee, the expiry date be extended, the amount be increased or any of the terms and conditions be altered at the request of the Applicant, all of the terms and conditions of this Agreement will apply to the Guarantee as amended and remain in full force and effect without releasing any party hereto.

                                        Consolidated Water Co. Ltd

Witness: /s/ [ILLEGIBLE]                /s/ Jeffrey M. Parker
         ---------------                ----------------------------------
                                        (AUTHORIZED SIGNATURES)
                                        (IN CASE OF INCORPORATED COMPANIES AND
                                        OTHER ORGANIZATIONS THIS FORM MUST BE
                                        SIGNED BY PROPERLY AUTHORIZED OFFICIALS.
                                        THE COMPANY NAME MUST APPEAR ABOVE THE
                                        SIGNATURES.)